Exhibit 99.1

Mesa-Offshore-Trust

Mesa Offshore Trust Announces Trust Income for September 2005

MESA OFFSHORE TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

For Immediate Release

Austin, Texas September 20, 2005 - Mesa Offshore Trust (OTC symbol-MOSH) announced that there will be no Trust income distribution for the month of September 2005 for Unitholders of record on September 30, 2005.

No royalty income was reported this month, and trust expenses were $82,488.

As of August 31, 2005 the reserve for Trust expenses, excluding interest receivable, was approximately $838,000.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Offshore Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mosh.htm

700 Lavaca                Austin, TX 78701